Exhibit 99.1

Hot Topic, Inc. Reports 4th Quarter Financial Results

CITY OF INDUSTRY, Calif.--(BUSINESS WIRE)--March 13, 2013--Hot Topic, Inc. (Nasdaq Global Select Market: HOTT) reported results for its fiscal fourth quarter and fiscal year of 2012 (14 weeks and 53 weeks, respectively) ended February 2, 2013.

The company reported net income in the fourth quarter of $12.1 million, or $0.29 per share, compared to net income of $9.0 million, or $0.21 per share, for the fourth quarter of fiscal year 2011 (13 weeks). Total sales for the fourth quarter of fiscal 2012 increased 11.0% to $233.0 million compared to $209.9 million for the fourth quarter of fiscal year 2011. Total company comparable sales increased 2.6% for the fourth quarter of fiscal 2012. Due to the 53rd week in fiscal 2012, fourth quarter comparable sales are compared to the corresponding 14 week period ended February 4, 2012. Additionally, during the first quarter of fiscal 2012, the company began including Internet sales in the computation of comparable sales. All prior year comparable sales results have been adjusted to reflect this change. A summary of the sales results by division was included in the fourth quarter sales release.

For the fiscal year of 2012, the company reported net income of $19.5 million, or $0.46 per share, compared to a net loss of $1.8 million, or $0.04 per share, for fiscal year 2011 (52 weeks). The results for fiscal year 2011 include a charge of $16.6 million for the implementation of the strategic business changes and cost reduction plan. On a non-GAAP basis, which excludes the charges for the strategic business changes and the cost reduction plan, fiscal year 2011 net income was $0.19 per share. (Refer to GAAP to non-GAAP reconciliation.)

At the end of the fourth quarter of fiscal 2012, the company operated 618 Hot Topic stores, 190 Torrid stores and five Blackheart stores compared to 628 Hot Topic stores and 148 Torrid stores at the end of fourth quarter of fiscal 2011. During the fourth quarter of fiscal 2012, the company opened five Torrid stores and five Blackheart stores, and closed two Hot Topic stores and one Torrid store. The company also remodeled one Hot Topic store during the quarter.

A conference call to discuss fourth quarter results is scheduled for March 13, 2013 at 4:30 PM (ET). The conference call number is 866-700-6067, pass code “Hot Topic”, and will be accessible to all interested parties. It will also be webcast on the company’s Investor Relations website located at http://investorrelations.hottopic.com. A replay of the conference call will be available at 888-286-8010, pass code 41187953, for approximately two weeks. In addition, a webcast replay of the conference call will be available on the company’s Investor Relations website for approximately two weeks.

Hot Topic, Inc. is a mall and web based specialty retailer operating the Hot Topic and Torrid concepts, as well as a new test retail concept, Blackheart. Hot Topic offers music/pop culture-licensed and music/pop culture-influenced apparel, accessories, music and gift items for young men and women. Torrid retails on-trend fashion apparel, lingerie and accessories inspired by and designed to fit the young, voluptuous woman who wears size 12 and up. Blackheart offers an expanded collection of dark, edgy, sexy lingerie, accessories and beauty products. As of February 2, 2013, the company operated 618 Hot Topic stores in all 50 states, Puerto Rico and Canada, 190 Torrid stores, five Blackheart stores, and Internet stores hottopic.com, torrid.com and blackheartlingerie.com.

This news release and the aforementioned conference call contain forward-looking statements, which may include statements relating to financial results, guidance, store and online operations (including closures, remodels and relocations), projections, financial performance including cost reductions and changes in business operations, and related matters. These statements involve risks and uncertainties, including risks and uncertainties associated with meeting expected financial results, fluctuations in sales and comparable sales results, music, license and fashion trends, competition from other retailers, uncertainties generally associated with specialty retailing, technology and other risks associated with Internet sales, the effect of negative conditions in the economic environment (including global capital and credit markets), the effect of severe weather or natural disasters, political and/or social changes or events that could negatively impact shopping patterns and/or mall traffic, relationships with mall developers and operators, relationships with our vendors, litigation proceedings and contingent liabilities, as well as other risks detailed in the company’s SEC reports including its Annual Report on Form 10-K for the year ended January 28, 2012, and its Quarterly Reports on Form 10-Q. Historical results achieved are not necessarily indicative of the future prospects of the company, and actual results or circumstances could differ materially from the forward-looking statements.

HOT TOPIC, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Quarter Ended
	Feb. 2, 2013	Jan. 28, 2012

Net sales	$232,960	$209,889
Cost of goods sold, including buying, distribution and occupancy costs	144,496	135,692
Gross margin	88,464	74,197
Selling, general & administrative expenses	69,328	59,382
Income from operations	19,136	14,815
Interest and other income, net	43	88
Income before provision for income taxes	19,179	14,903
Provision for income taxes	7,066	5,947
Net income	$12,113	$8,956

Earnings per share:
Basic and Diluted	$0.29	$0.21
Shares used in computing earnings per share:
Basic	41,228	42,068
Diluted	42,063	42,451

	Year Ended
	Feb. 2, 2013	Jan. 28, 2012

Net sales	$741,745	$697,934
Cost of goods sold, including buying, distribution and occupancy costs	473,505	465,081
Gross margin	268,240	232,853
Selling, general & administrative expenses	237,401	236,308
Income (loss) from operations	30,839	(3,455)
Interest and other income, net	138	310
Income (loss) before provision (benefit) for income taxes	30,977	(3,145)
Provision (benefit) for income taxes	11,507	(1,327)
Net income (loss)	$19,470	$(1,818)

Earnings (loss) per share:
Basic and Diluted	$0.46	$(0.04)
Shares used in computing earnings (loss) per share:
Basic	41,970	43,892
Diluted	42,737	43,892

HOT TOPIC, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	Feb. 2, 2013	Jan. 28, 2012
Current Assets:
Cash, cash equivalents and short-term investments	$49,991	$66,118
Inventory	80,844	70,800
Prepaid expenses and other	13,716	17,474
Deferred tax assets	10,664	5,953
Total current assets	155,215	160,345

Property and equipment, net	107,347	105,790
Deposits and other	8,039	7,002
Long-term investments	1,730	1,722
Deferred tax assets	2,614	3,104
Total assets	$274,945	$277,963

Current Liabilities:
Accounts payable	$23,211	$23,828
Accrued liabilities	48,065	44,253
Income taxes payable	5,143	171
Total current liabilities	76,419	68,252

Deferred rent	19,627	20,486
Deferred compensation liability	5,488	4,410
Income taxes payable	657	1,812
Total liabilities	102,191	94,960

Total shareholders’ equity	172,754	183,003
Total liabilities and shareholders’ equity	$274,945	$277,963

HOT TOPIC, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Year Ended
	Feb. 2, 2013	Jan. 28, 2012
Operating Activities
Net income (loss)	$19,470	($1,818)
Adjustments to reconcile net income (loss) to net cash provided by operations:
Depreciation and amortization	33,135	35,729
Change in inventory	(10,200)	(536)
Other, net	10,788	12,521
Net cash flows provided by operating activities	53,193	45,896

Investing activities
Purchases of property and equipment	(36,369)	(23,891)
Proceeds from sale of investments	10,344	10,053
Net cash flows used in investing activities	(26,025)	(13,838)

Financing activities
Payment of cash dividends	(13,420)	(12,199)
Excess tax benefit from stock-based compensation	1,082	592
Proceeds from employee stock purchases and stock options exercised	4,432	3,132
Payment of capital lease obligation	-	(191)
Repurchase of common stock	(25,051)	(25,079)
Net cash used in financing activities	(32,957)	(33,745)

Decrease in cash and cash equivalents	(5,789)	(1,687)
Effect of foreign currency exchange rate changes on cash	7	(14)
Cash and cash equivalents at beginning of period	49,615	51,316
Cash and cash equivalents at end of period	$43,833	$49,615

OTHER DATA

Total company store square footage	1,590,700	1,481,500
Hot Topic average store size	1,740	1,769
Torrid average store size	2,507	2,496

HOT TOPIC, INC.
RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES
(In thousands, except per share amounts)
(Unaudited)

	Year Ended
	Feb. 2, 2013			Jan. 28, 2012
	Reported	Charges	Non-GAAP	Reported	Charges	Non-GAAP
Net sales	$741,745	$-	$741,745	$697,934	$-	$697,934
Cost of goods sold, including buying, distribution and occupancy costs	473,505	-	473,505	465,081	5,401	459,680
Gross margin	268,240	-	268,240	232,853	5,401	238,254
Selling, general and administrative expenses	237,401	-	237,401	236,308	11,176	225,132
Income (loss) from operations	30,839	-	30,839	(3,455)	16,577	13,122
Interest income, net	138	-	138	310	-	310
Income (loss) before provision (benefit) for income taxes	30,977	-	30,977	(3,145)	16,577	(13,432)
Provision (benefit) for income taxes	11,507	-	11,507	(1,327)	6,283	4,956
Net income (loss)	$19,470	$-	$19,470	($1,818)	$10,294	$8,476

Earnings (loss) per share:
Basic	$0.46		$0.46	$(0.04)		$0.19
Diluted	$0.46		$0.46	$(0.04)		$0.19
Shares used in computing earnings (loss) per share:
Basic	41,970		41,970	43,892		43,892
Diluted	42,737		42,737	43,892		43,892

NON-GAAP PERFORMANCE MEASURES – Hot Topic, Inc. reports its financial results in accordance with generally accepted accounting principles (GAAP). However, management believes that non-GAAP performance measures, which exclude certain items that the Company does not consider part of its ongoing operating results when assessing the performance of the Company, present the operating results of the Company on a basis consistent with those used in managing the Company's business, and provide users of the Company's financial information with a more meaningful report on the condition of the Company's business. Non-GAAP performance measures should be viewed in addition to, and not as an alternative for, the Company's reported results prepared in accordance with GAAP.

Within this release, the Company has excluded the following items from its non-GAAP performance measures:

Fiscal Year (year ended Jan. 28, 2012) - $16.6 million of charges consist of the following items:
– $17.2 million of charges, comprising of $6.2 million in cost of goods sold and $11.0 million in selling, general and administrative expenses, related to the strategic business changes previously announced on March 28, 2011.
– $0.6 million net recovery of charges, comprising of $0.8 million recovery in cost of goods sold and $0.2 million charge in selling, general and administrative expenses, related to the implementation of the cost reduction plan previously announced on November 16, 2010.

CONTACT:
Hot Topic, Inc.
Investor Contact:
George Wehlitz, CFO
626-839-4681 x2174
or
Media Contact:
Jennifer Vides, 626-839-4681 x2970
jvides@hottopic.com